EXHIBIT 10.16

Description of Arrangement for Directors Fees

The table below sets forth the amount of fees payable to outside directors of Webster Financial Corporation for their services as Directors for the period April 2013 to April 2014. The Compensation Committee will conduct the annual compensation review in February 2014. The Committee may decide to revise the Schedule shown below at the meeting or at another meeting.

Event                                                    Amount

Annual Retainer $32,000

Board Meeting Attended                                            $ 1,200

Telephonic Board Meeting                                         $ 600

Committee Meeting Attended                                        $ 1,200

Telephonic Committee Meeting                                        $ 600

Annual Retainer for Lead Director                                        $22,500

Annual Retainer for the Chair of the Audit Committee                            $15,000

Annual Retainer for the Chair of the Compensation Committee                        $10,000

Annual Retainer for the Chair of the Nominating & Corporate                        $ 7,500
Governance Committee

Annual Retainer for the Chair of the Compensation Committee                     $10,000